EXHIBIT 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

22 August 2018

RECOMMENDED SUPERIOR CASH OFFER FOR SKY

OFFER EXTENSION AND ACCEPTANCE LEVEL UPDATE

1.  Introduction

On 13 July 2018, Comcast Bidco Limited (“Comcast Bidco”), an indirect wholly-owned subsidiary of Comcast Corporation (“Comcast”), published an offer document (the “Offer Document”) setting out the full terms and conditions of its recommended cash offer to acquire the entire issued and to be issued share capital of Sky plc (“Sky”).

Defined terms used but not defined in this announcement have the same meanings as set out in the Offer Document.

2.  Extension of Offer

The Offer, which remains subject to the terms and conditions set out in the Offer Document and Form of Acceptance, is being extended and will remain open for acceptances until the next closing date, which is 1.00 p.m. (London time) on 12 September 2018.

3.  Actions to be taken

Sky Shareholders who have not yet accepted the Offer should act as soon as possible and by the following deadline:

•	If you hold your Sky Shares, or any of them, in certificated form (that is, not in CREST), you should complete and return the Form of Acceptance as soon as possible and in any event so as to be received by the Receiving Agent, Link Asset Services, by no later than 1.00 p.m. (London time) on 12 September 2018.

•	If you hold your Sky Shares, or any of them, in uncertificated form (that is, in CREST), you should ensure that an Electronic Acceptance is made by you or on your behalf and that settlement occurs as soon as possible and in any event by no later than 1.00 p.m. (London time) on 12 September 2018. If you hold your Sky Shares as a CREST sponsored member, you should refer to your CREST sponsor as only your CREST sponsor will be able to send the necessary instruction to Euroclear.

Full details on how to accept the Offer are set out in the Offer Document. The Offer Document is available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky.

Sky Shareholders with any questions relating to this announcement or the completion and return of the Form of Acceptance or the making of an Electronic Acceptance (as the case may be) should contact the Receiving Agent, Link Asset Services, on 0345 307 3443, (if calling within the UK) or on +44 (0) 345 307 3443 (if calling from outside the UK). Lines are open Monday to Friday 9.00 a.m. to 5.30 p.m. (London time).

4.  Level of acceptances and interests in relevant securities

As at 1.00 p.m. (London time) on 22 August 2018 (being the First Closing Date of the Offer), Comcast Bidco had received valid acceptances of the Offer in respect of a total of 3,843,977 Sky Shares (representing approximately 0.21 per cent. of the issued ordinary share capital of Sky) which Comcast Bidco may count towards satisfaction of the Acceptance Condition.

So far as Comcast Bidco is aware, no acceptances have been received from persons acting in concert with Comcast Bidco. Further, no irrevocable undertaking or letter of intent to accept, or procure acceptance of, the Offer have been received by Comcast Bidco nor, so far as Comcast Bidco is aware, persons acting in concert with it.

As at close of business in London on 21 August 2018 (being the latest practicable time and date prior to the date of this announcement), neither Comcast Bidco nor, so far as Comcast Bidco is aware, any person acting in concert with Comcast Bidco has:

•	any interest in, or right to subscribe in respect of, or any short position in relation to Sky relevant securities, including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of Sky relevant securities; or

•	borrowed or lent any Sky relevant securities (including any financial collateral arrangements), save for any borrowed shares which have been either on-lent or sold.

Accordingly, the total number of Sky Shares which Comcast Bidco may count towards the satisfaction of the Acceptance Condition is 3,843,977 Sky Shares (representing approximately 0.21 per cent. of the issued ordinary share capital of Sky).

The references to the issued share capital of Sky in this paragraph 4 are based on a figure of 1,719,017,230 Sky Shares in issue on 22 August 2018.

5.  Update on financing arrangements

As set out in the Offer Document, in connection with the financing of the Cash Consideration payable to Sky Shareholders pursuant to the Acquisition, Comcast has entered into certain credit agreements.

Comcast has now refinanced a portion of the Acquisition financing by entering into a new unsecured term loan credit agreement in an aggregate principal amount of $6,000,000,000 (the “New Term Loan Agreement”). Further details of the terms of the New Term Loan Agreement are set out in the Appendix to this announcement.

Comcast also entered into an amendment with respect to the existing Bridge Facility (the “Bridge Amendment Agreement”), which provides for a reduction in commitments of £3,100,000,000 and certain technical amendments to accommodate the Term Facility provided under the New Term Loan Agreement. Save for the reduction in aggregate principal amount and technical amendments to accommodate the Term Facility provided under the New Term Loan Agreement as set out above, the terms of the Bridge Facility remain unchanged.

Robey Warshaw, financial adviser to Comcast and Comcast Bidco, remain satisfied that sufficient resources are available to satisfy the full Cash Consideration payable to Sky Shareholders under the terms of the Acquisition.

A copy of the New Term Loan Agreement, the Bridge Amendment Agreement and related documentation will be made available on Comcast’s website at www.cmcsa.com/proposal-for-sky in accordance with Rule 26 of the Code.

Enquiries

Comcast Corporation
D’Arcy Rudnay (Media)	+1 215 286 8582
Jason Armstrong (Investors)	+1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	+44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	+1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell / Peter Luck	+44 20 7628 1000

Wells Fargo
Stephen Locke	+1 704 410 4766

Tulchan Communications
Andrew Grant/ Tom Murray	+44 20 7353 4200

Comcast has retained Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP as legal advisers in connection with the matters described in this announcement.

Important notices relating to financial advisers

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Comcast and Comcast Bidco and no one else in connection with the matters referred to in this announcement, and Robey Warshaw will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this announcement, the contents of this announcement or any other matter referred to herein.

Evercore Group L.L.C. (“Evercore Group”), a securities broker-dealer registered with the SEC and subject to regulation by the SEC and the Financial Industry Regulatory Authority, together with its affiliate, Evercore Partners International LLP (together with Evercore Group, “Evercore”), which is authorised and regulated by the FCA in the United Kingdom, are acting exclusively as financial adviser to Comcast and Comcast Bidco and no one else in connection with the matters referred to in this announcement and will not regard any other person as their client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained therein or otherwise.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser for Comcast and Comcast Bidco and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Wells Fargo Securities, LLC (“Wells Fargo”), a subsidiary of Wells Fargo & Company, which is authorised by the SEC and regulated by the Financial Industry Regulatory Authority and the SEC in the United States, is acting exclusively as co-financial adviser for Comcast and Comcast Bidco and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Further information

The full terms and conditions of the Acquisition are set out in the Offer Document and accompanying Form of Acceptance. Defined terms used but not defined in this announcement (including the Appendix) have the meanings given in the Offer Document unless the context requires otherwise.

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Sky in any jurisdiction in contravention of applicable law. The Acquisition will be implemented solely pursuant to the terms of the Offer Document and the accompanying Form of Acceptance, which will contain the full terms and conditions of the Acquisition, including details of how to accept the Offer. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Offer Document and the Form of Acceptance. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully. Each Sky Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Acquisition.

This announcement does not constitute a prospectus or prospectus equivalent document.

Information relating to Sky Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by Sky Shareholders, persons with information rights and other relevant persons for the receipt of communications from Sky may be provided to Comcast and Comcast Bidco during the Offer Period as required under Section 4 of Appendix 4 of the Code.

Important information for U.S. shareholders and Sky ADR Holders

Sky is a public limited company incorporated in England. The Offer is being made to Sky Shareholders in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including Regulation 14E thereunder taking into account no action and exemptive relief granted by the SEC, and otherwise in accordance with the requirements of English law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in the offer documentation, will not have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP), or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and/or Comcast Bidco and their affiliates or brokers (acting as agents for Comcast and/or Comcast Bidco and their affiliates, as applicable) may from time to time, and other than pursuant to the Offer, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Offer remains open for acceptance, to the extent permitted by, and in compliance with, exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act and in compliance with the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

The Offer, if consummated, may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as non-U.S., tax laws for Sky Shareholders and Sky

ADR Holders. Each Sky Shareholder and Sky ADR Holder is urged to consult his or her independent professional adviser regarding the tax consequences of the Offer.

It may not be possible for Sky Shareholders or Sky ADR Holders in the United States to effect service of process within the United States upon Sky or Comcast Bidco (each a company incorporated in England), or their respective officers or directors, some or all of which may reside outside the United States, or to enforce against any of them judgments of the United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or other U.S. law. It may not be possible to bring an action against Sky or Comcast Bidco, or their respective officers or directors, in a non-U.S. court for violations of U.S. law, including the U.S. securities laws. There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to accept the Offer, or to execute and deliver the Form of Acceptance, may be affected by the laws of the relevant jurisdictions in which they are located. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Unless otherwise determined by Comcast Bidco or required by the Code, and permitted by applicable law and regulation, the Offer will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may accept the Offer by any use, means, instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, copies of this announcement and the formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction.

Further details in relation to Sky Shareholders in overseas jurisdictions are contained in the Offer Document.

Cautionary note regarding forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Comcast and/or Comcast Bidco contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast and/or Comcast Bidco about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects or synergies of the Acquisition on Comcast, Comcast Bidco and Sky, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast and Comcast Bidco believe that the expectations reflected in such forward-looking statements are reasonable, Comcast and Comcast Bidco can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the SEC made by Comcast, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and Comcast to integrate the businesses successfully and to achieve anticipated synergies or benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or Comcast’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

None of Comcast, Comcast Bidco or any of their associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, neither Comcast nor Comcast Bidco is under any obligation, and Comcast and Comcast Bidco expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecast or estimates

No statement in this announcement is intended as a profit forecast or profit estimate for any period. No statement in this announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Comcast, Comcast Bidco, or Sky, as appropriate, for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Comcast, Comcast Bidco or Sky, as appropriate.

Dealing and Opening Position Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the Offer Period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the Offer Period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to midnight on the day before the deadline for making an Opening Position Disclosure must instead make a dealing disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a dealing disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A dealing disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A dealing disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and dealing disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and dealing disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the Offer Period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a dealing disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129.

For the purposes of this section (Disclosure requirements of the Code) and the following section (Publication on Website) of this announcement, “business day” means a day on which the London Stock Exchange is open for the transaction of business.

Publication on Website

This announcement will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky by no later than 12.00 noon (London time) on the business day following this announcement.

Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

About Comcast

Comcast Corporation is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the United States’ largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBCUniversal and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.

APPENDIX

SUMMARY OF NEW TERM LOAN AGREEMENT

Comcast has entered into a $6,000,000,000 term loan credit agreement dated as of 22 August 2018 between, amongst others, (1) Comcast as the borrower, (2) Bank of America, N.A. as administrative agent, (3) Wells Fargo Bank, National Association as syndication agent, (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Wells Fargo Securities, LLC (“Wells Fargo”) as joint lead arrangers and joint book runners, and (5) the lenders party thereto (the “New Term Loan Agreement”).

The New Term Loan Agreement provides for a term loan credit facility (the “Term Facility”) in an aggregate principal amount of $6,000,000,000. Loans under the Term Facility shall be borrowed in dollars. Comcast may, upon agreement of one or more lenders, increase the commitments under the Term Facility, subject to compliance with the Financial Covenant (as defined below) and other customary conditions.

Comcast may borrow under the Term Facility subject to certain conditions. The proceeds of borrowings under the Term Facility (the “Term Loans”) may be used to finance a portion of the cash consideration payable to Sky Shareholders pursuant to the Acquisition and to pay fees and expenses relating to the Acquisition. The Term Loans will be available on a customary “certain funds” basis.

Interest rates and fees

The Term Loans bear interest at a rate of, at Comcast’s option, LIBOR or base rate, plus a margin based on Comcast’s public debt rating. The margin applicable to the Term Loans ranges from 0.75% to 1.25% for LIBOR Term Loans and 0.00% to 0.25% for base rate Term Loans.

Under the terms of the New Term Loan Agreement, a commitment fee based on Comcast’s public debt rating is payable at a per annum rate ranging from 0.09% to 0.11% of the aggregate average daily amount of commitments under the Term Facility from 22 August 2018 until the end of the relevant availability period.

Maturity; no amortisation

The Term Facility matures 4 years after the initial borrowing under the Term Facility.

Amortisation payments are not required for Term Loans.

Prepayments

The Term Facility may be voluntarily prepaid or cancelled by Comcast without penalty or premium.

Guarantees, certain covenants and events of default

The Term Loans are guaranteed by certain subsidiaries of Comcast. The Term Facility is unsecured.

The New Term Loan Agreement contains certain negative covenants that restrict the ability of Comcast and certain of its subsidiaries to, among other things: create security over assets, permit certain subsidiaries that do not guarantee the Term Facility to incur indebtedness, and merge or consolidate.

The New Term Loan Agreement contains a maximum net debt to EBITDA (calculated on a consolidated basis with customary adjustments) covenant of 5.75 to 1.00 (the “Financial Covenant”), which is tested at the end of each fiscal quarter. The New Term Loan Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

Under the terms of the New Term Loan Agreement, Comcast has agreed that it will not amend, treat as satisfied or waive any term or condition without the consent of the lenders (such consent not to be unreasonably withheld, conditioned or delayed) if to do so would be materially prejudicial to the interests of the lenders under the New Term Loan Agreement, save as required pursuant to the Code, the Panel, any other competent regulatory body or by a court of competent jurisdiction.

Fee Letters

On 6 August 2018, Comcast entered into a fee letter with MLPFS and Bank of America, N.A., pursuant to which Comcast agreed to pay fees in respect of the Term Facility as follows:

•       Structuring Fee: on the date of effectiveness of the New Term Loan Agreement (or to the extent Term Facility commitments are added following such date, on the date of such commitments) (the “Commitment Date”), Comcast paid (or shall pay) a structuring fee to MLPFS of 0.06% the aggregate amount of such Term Facility commitments.

•       Term Facility Upfront Fee: on 22 April 2018, Comcast paid an upfront fee equal to (i) in respect of lenders who are also lenders under Comcast’s existing term loan facility announced on April 25, 2018 (such lenders, the “April Term Lenders”), 0.05% of such lenders’ initial Term Facility commitments, (ii) in respect of lenders who are not April Term Lenders, and who provide (or offer to provide) commitments of $500,000,000 or more, 0.05% of such lenders’ initial Term Facility commitments, (iii) in respect of lenders who are not April Term Lenders, and who provide (or offer to provide) commitments of $250,000,000 or more (but less than $500,000,000), 0.04% of such lenders’ initial Term Facility commitments and (iv) in respect of lenders who are not April Term Lenders and who provide (or offer to provide) commitments of less than $250,000,000, 0.03% of such lenders’ initial Term Facility commitments. Upon any funding of Term Loans, Comcast is required to pay an additional upfront fee equal to the amounts set forth in the preceding clause (i) through (iv) (and based on such classifications) with respect to such funded amounts. Comcast shall also pay the applicable amounts set forth in the preceding clauses (i) through (iv) with respect to new Term Facility commitments added within 6 months of the Term Facility effective date. The upfront fees set forth in the preceding clauses may be increased to (1) 0.0625% (in the case of clause (i)), (2) 0.0625% (in the case of clause (ii)), (3) 0.05% (in the case of clause (iii)) and (4) 0.0375% (in the case of clause (iv)), in each case based on Comcast’s public debt rating.

On 7 August 2018, Comcast entered into a fee letter with Wells Fargo, pursuant to which Comcast agreed to pay a structuring fee in respect of the Term Facility of 0.02% of the aggregate amount of the Term Facility commitments, payable on the date of effectiveness of the New Term Loan Agreement (or to the extent Term Facility commitments are added following such date, on the date of such commitments).